UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

CURRENT REPORT

ON FORM 8-K

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 14, 2012

ASCEND ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51840	20-3881465
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

360 Ritch Street, Floor 3

San Francisco, California 94107

(Address of Principal Executive Offices)

(307) 633-2831

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, on February 29, 2012, Ascend Acquisition Corp. (the “Company”) consummated the transactions contemplated by that certain Merger Agreement and Plan of Reorganization, dated as of December 30, 2011 (the “Merger Agreement”), by and among the Company, Ascend Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), Andover Games, LLC, a Delaware limited liability company, and the members of Andover Games. Pursuant to the Merger Agreement, Merger Sub merged with and into Andover Games, with Andover Games surviving the merger and becoming a wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, the Company was obligated to use its commercial best efforts to raise at least $4 million of equity capital through the sale of the Company’s capital stock, of which at least $2 million was to be raised prior to or simultaneously with the closing of the Merger Agreement (the “Closing”) and such additional proceeds were to be raised, if at all, within 30 days of the Closing (or March 30, 2012) so as to raise up to $4 million in aggregate proceeds.   Simultaneously with the Closing, the Company sold 4,000,000 shares of its common stock, at $0.50 per share, for gross proceeds of $2 million. The Company then continued its efforts to raise the remaining additional $2 million of proceeds by March 30, 2012. Effective March 30, 2012, the Company amended the Merger Agreement to extend the date by which the remaining additional $2 million of proceeds was to be raised to April 30, 2012.

On May 14, 2012, the parties further amended the Merger Agreement, effective as of April 30, 2012. Pursuant to the amendment, the parties agreed to terminate the offering period for the Financing and recommence financing efforts at a later time. The parties determined to amend the Merger Agreement in this way to allow the Company to freely explore and consummate potential strategic initiatives that have been presented to it since consummation of the merger. After it has fully analyzed and explored such strategic initiatives and no later than June 30, 2012 (or whenever legally permitted to do so), the Company anticipates recommencing its efforts to raise the remaining additional $2 million of proceeds pursuant to the original terms of the Merger Agreement and will then have approximately 30 days to complete the Financing.

Ironbound Partners Fund, LLC, an affiliate of Jonathan J. Ledecky, the Company’s Non-Executive Chairman of the Board and Interim Chief Financial Officer, has agreed that if, by the expiration of the 30-day period described above, the Company is unable to identify investors to purchase all of the remaining $2 million of shares of common stock, it will purchase such remaining shares.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 14, 2012, the Company’s board of directors (the “Board”) adopted the 2012 Long-Term Incentive Equity Plan (the “Plan”). The Plan provides for the grant of stock options, stock appreciation rights, restricted stock and other stock-based awards to, among others, the officers, directors, employees and consultants of the Company and its subsidiaries.

Administration. The Plan is administered by a committee designated by the Board or, in the absence of such a designation, by the Board. Any such committee designated by the Board will be comprised of at least two directors, all of whom are “outside directors,” as defined in the regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), and “non-employee” directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. References herein to the “Committee” refer to the committee designated by our board or, if none, to our Board.

Subject to the provisions of the Plan, the Committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share exercise prices, any restrictions or limitations on the awards, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

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Stock Subject to the Plan. The total number of shares of common stock reserved for issuance under the Plan is 6,000,000 shares. Shares of stock subject to awards that are forfeited or terminated will be available for future award grants under the Plan. Shares surrendered by the holder or withheld by the Company as payment in connection with an award or to satisfy tax withholding obligations related to an award will not be available for future award grants under the Plan.

Under the Plan, on a change in the number of shares of our common stock as a result of a dividend on shares of common stock payable in shares of common stock, a forward split, reverse split, combination or exchange of the common stock, or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the Committee shall determine whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan or the aggregate number of shares reserved for issuance under the Plan.

Eligibility. The Committee may grant awards under the Plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to the Company or one of its subsidiaries or who are deemed to have contributed, or to have the potential to contribute, to the Company’s success. No incentive stock option may be granted to any person who is not an employee of the Company or one of its subsidiaries at the time of grant.

Options. Under the Plan, the Committee may grant both incentive stock options and non-qualified stock options. A stock option may only be granted within a ten-year period commencing on the adoption of the Plan and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock.The exercise price per share of common stock may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of the Company’s stock may not be less than 110% of the fair market value on the date of grant. The exercise price of a stock option is payable in cash or, if the stock option agreement so provides, in shares of common stock, partly in shares of common stock and partly in cash or by such other means as may be determined by the Committee. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year, measured at the date of the grant, may not exceed $100,000.

Generally, stock options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the Committee, may transfer a non-qualified stock option to an immediate family member of the holder by gift or by domestic relations order or to an entity in which more than 50% of the voting interests are owned by the holder or immediate family members of the holder.

Generally, if the holder is an employee, no stock options granted under the Plan may be exercised by the holder unless he or she is employed by the Company or one of its subsidiaries at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, should a holder die while employed by the Company or one of its subsidiaries, unless otherwise provided in the stock option agreement, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the Committee may specify in the stock option agreement, or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, in the event the holder’s employment is terminated due to disability or normal retirement, unless otherwise provided in the stock option agreement, the holder may still exercise his or her vested stock options for a period of 12 months, or such other greater or lesser period as the Committee may specify in the stock option agreement, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, unless otherwise provided in the stock option agreement, the stock option will automatically terminate, except that if the holder’s employment is terminated by the Company without cause, the holder may still exercise his or her vested stock options for a period of three months, or such other greater or lesser period as the Committee may specify in the stock option agreement, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter.

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If the Plan is not approved by a majority of the Company’s common stock by May 13, 2013, no incentive stock options, as defined in Section 422 of the IRC, may be granted under the Plan and any outstanding incentive stock options will be converted into non-qualifed stock options.

Stock Appreciation Rights. Under the Plan, the Committee may grant stock appreciation rights to participants who have been, or are being, granted stock options under the Plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or the Committee may grant them alone and unrelated to a stock option. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of the common stock on the date of exercise over the exercise price of the related stock option (or the fair market value of the common stock on the date of grant, if granted alone), multiplied by the number of shares subject to the stock appreciation right.

Restricted Stock. Under the Plan, the Committee may grant shares of restricted stock. The Company will retain custody of the stock certificate and all dividends and distributions made or declared with respect to the restricted stock during the applicable restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained dividends and distributions. Except for the foregoing restrictions, the holder will have all of the rights of a stockholder, including the right to vote the stock. The restricted stock and any retained distributions shall vest upon the expiration of the restriction period and the satisfaction of any other applicable restrictions. Any restricted stock and retained distributions that do not vest will be forfeited to the Company.

Other Stock-Based Awards. Under the Plan, the Committee may grant other stock-based awards, subject to limitations under applicable law that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the Plan.

Accelerated Vesting and Exercisability. If any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all stock options and other awards granted and outstanding under the Plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the Plan and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as an acquisition of stock.

The Committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, which has been approved by the Board, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the Plan, or (ii) require a holder of any award granted under the Plan to relinquish such award to the Company upon the tender by the Company to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

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Notwithstanding any provisions of the Plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted thereunder to fail to comply with Section 409A of the IRC.

Term and Amendments. Unless terminated by the Board, the Plan shall continue to remain effective until no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the effective date of the Plan. The Board may at any time, and from time to time, amend the Plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the Plan without the holder’s consent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascend Acquisition Corp.

Date: May 18, 2012

/s/ Jonathan J. Ledecky
Interim Chief Financial Officer